Exhibit 10.3

SECOND AMENDMENT TO PHASE 3 AGREEMENT OF SALE

THIS SECOND AMENDMENT TO PHASE 3 AGREEMENT OF SALE (this “Amendment”) is entered into this 20th day of February 2012, by and between BLUE RIDGE REAL ESTATE COMPANY, a corporation duly organized under the laws of the Commonwealth of Pennsylvania (the “Seller”), and THE CONSERVATION FUND, a Non-Profit Corporation organized and existing under the laws of the State of Maryland (the “Purchaser”).

RECITALS:

WHEREAS, the Seller and Purchaser entered into that Phase 3 Agreement of Sale dated February 17, 2011, as amended by a First Amendment to Phase 3 Agreement of Sale dated August 15, 2011, collectively (the “Phase 3 Contract”), involving the purchase and sale of approximately 376.228 unimproved acres owned by Seller located in Thornhurst Township, Lackawanna County, Pennsylvania, all as more fully set forth in the Contract; and

WHEREAS, Seller and Purchaser desire to amend the Oil and Gas Reservation as set out in Section 1 of the Phase 3 Contract and to extend the Inspection Period as set out in Section 5.1 of the Phase 3 Contract.

NOW THEREFORE, for and in consideration of ONE DOLLAR ($1.00) and other good and valuable consideration, receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Defined Terms. Except as expressly modified or amended hereunder, any defined terms in this Amendment shall have the definitions as provided in the Contract.

2. Recitals and Exhibits. The recitals set forth above and all exhibits attached are incorporated by reference in, and made a part of this Amendment.

3. Oil and Gas Reservation. Notwithstanding the terms of Section 1 of the Contract to the contrary, the Oil and Gas Rights reserved by Seller at Closing shall terminate on June 30, 2035.

4. Extension of the Inspection Period. Notwithstanding the terms of Section 5.1 of the Contract to the contrary, the Inspection Period is hereby extended from February 16, 2012 to November 30, 2012

5. Closing Date. Inlight of the extension to the Inspection Period, the parties confirm that the Closing shall now occur on December 31, 2012.

6. Conditions Precedent to Closing. In addition to the conditions precedent to Closing set forth in Section 6 of the Phase 3 Contract, the following condition precedent is hereby added:

“ In accordance with the provisions of Section 1 of the Phase 3 Contract, during the Inspection Period the Seller and Purchaser shall negotiate and reach final agreement on the terms and conditions of the Surface Use Agreement (as that term is defined in Section 1). In the event that the parties are unable to reach agreement on the final terms of the Surface Use Agreement prior the expiration of the Inspection Period (as extended by the terms of this Amendment), either Seller or Purchaser may elect to terminate the Phase 3 Contract by providing written notice of termination to the other party within ten (10) days following the expiration of the Inspection Period. In the event the Phase 3 Contract is terminated pursuant to this provision, upon such termination the Deposit paid by the Purchaser under Section 2 of the Phase 3 Contract shall be promptly refunded to the Purchaser.”

6. Ratification. All other terms and conditions in said Contract are hereby ratified and affirmed. Introductory recitals are incorporated herein.

7. Counterparts. This Amendment may be executed in one or more counterparts by facsimile and the signature pages of such counterparts shall be combined to form and constitute one instrument.

WITNESS the hands and seals of the parties hereto.

WITNESS:	SELLER:

BLUE RIDGE REAL ESTATE COMPANY

/s/ Cynthia A. Van Horn	By:	/s/ Richard T. Frey

	Its:	Vice President and Chief Operating Officer

	Date:	2/20/2012

PURCHASER:

THE CONSERVATION FUND
A Maryland non-profit corporation

By:	/s/ Jodi R. O’Day
Jodi R. O’Day
Vice President and Regional Counsel

Date:	2/17/2012